EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-148789 and 333-137859 of ClearOne Communications, Inc. on Forms S-8 of our financial statement audit report dated September 2, 2008, except for Note 21 as to which the date is September 4, 2009, appearing in this Annual Report on Form 10-K/A-2 of ClearOne Communications, Inc. for the years ended June 30, 2008 and 2007.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.

Logan, Utah

October 5, 2009